As filed with the Securities and Exchange Commission on April 28, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________________________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________________________________

Easterly Government Properties, Inc.

(Exact name of registrant as specified in its charter)

__________________________________________

Maryland (State or other jurisdiction of incorporation or organization)	47-2047728 (I.R.S. Employer Identification No.)

2001 K Street NW, Suite 775 North
Washington, D.C. 20006
(Address of Principal Executive Offices)

EASTERLY GOVERNMENT PROPERTIES, INC. 2024 EQUITY INCENTIVE PLAN
(Full title of the plan)

Darrell W. Crate
President, Chief Executive Officer and Director
Easterly Government Properties, Inc.
2001 K Street NW, Suite 775 North
Washington, D.C. 20006
(202) 595-9500
(Name, address, and telephone number, including area code, of agent for service)

__________________________________________

Copies to:
Mark S. Opper

William T. Goldberg

Caitlin R. Tompkins
Goodwin Procter LLP
100 Northern Avenue
Boston, Massachusetts 02210
(617) 570-1000

__________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
	☐	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

Easterly Government Properties, Inc. (the “Company”) previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on May 30, 2024 (File No. 333-279838) (the “Original Filing”) in connection with the Easterly Government Properties, Inc. 2024 Equity Incentive Plan (the “Plan”). This Registration Statement registers additional shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to be issued pursuant to the Plan, as amended by Amendment No. 1 to the Easterly Government Properties, Inc. 2024 Equity Incentive Plan. The contents of the Original Filing, as updated by the information set forth below, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof:

•
The Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 23, 2026;
•
The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed on April 27, 2026;
•
The Company’s Current Report on Form 8-K filed on April 24, 2026; and
•
The description of the Company’s common stock, $0.01 par value per share, contained in the Company’s Registration Statement on Form 8-A filed with the Commission under the Exchange Act on February 3, 2015, as updated by Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed on February 28, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits listed below represent a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description
4.1

Amended and Restated Articles of Amendment and Restatement of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to Easterly Government Properties, Inc.’s Registration Statement on Form S-11 filed with the Commission on January 30, 2015).

Exhibit Number	Description
4.2

Articles of Amendment to the Amended and Restated Articles of Amendment and Restatement of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.1 to Easterly Government Properties, Inc.’s Current Report on Form 8-K filed with the Commission on April 28, 2025).

4.3

Articles of Amendment to the Amended and Restated Articles of Amendment and Restatement of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.2 to Easterly Government Properties, Inc.’s Current Report on Form 8-K filed with the Commission on April 28, 2025).

4.4

Articles of Amendment to the Amended and Restated Articles of Amendment and Restatement of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.1 to Easterly Government Properties, Inc.’s Current Report on Form 8-K filed with the Commission on May 8, 2025).

4.5

Amended and Restated Bylaws of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to Easterly Government Properties, Inc.’s Registration Statement on Form S-11 filed with the Commission on January 30, 2015).

4.6

First Amendment to Amended and Restated Bylaws of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.1 to Easterly Government Properties, Inc.’s Current Report on Form 8-K filed with the Commission on February 27, 2019).

4.7

Second Amendment to Amended and Restated Bylaws of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 3.1 to Easterly Government Properties, Inc.’s Current Report on Form 8-K filed with the Commission on May 20, 2021).

4.8

Specimen Certificate of Common Stock of Easterly Government Properties, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to Easterly Government Properties, Inc.’s Registration Statement on Form S-11 filed on January 30, 2015).

5.1*	Opinion of Goodwin Procter LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).
99.1

Easterly Government Properties, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Easterly Government Properties, Inc.’s Quarterly Report on Form 10-Q filed with the Commission on April 29, 2025).

99.2

Amendment No. 1 to the Easterly Government Properties, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to Easterly Government Properties, Inc.’s Current Report on Form 8-K filed with the Commission on April 24, 2026).

107*	Calculation of Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on this 28th day of April, 2026.

Easterly Government Properties, Inc.

By: /s/ Darrell W. Crate

Name: Darrell W. Crate

Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Darrell W. Crate and Allison E. Marino, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Darrell W. Crate	President, Chief Executive Officer and Director (Principal Executive Officer)	April 28, 2026
Darrell W. Crate
/s/ Allison E. Marino	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	April 28, 2026
Allison E. Marino
/s/ Brian M. Colantuoni	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	April 28, 2026
Brian M. Colantuoni
/s/ Willam H Binnie	Chairman of the Board of Directors	April 28, 2026
Willam H Binnie
/s/ Michael P. Ibe	Director, Vice Chairman of the Board of Directors and Executive Vice President – Development and Acquisitions	April 28, 2026
Michael P. Ibe
/s/ Cynthia A. Fisher	Director	April 28, 2026
Cynthia A. Fisher
/s/ Scott D. Freeman	Director	April 28, 2026
Scott D. Freeman
/s/ Emil W. Henry Jr.	Director	April 28, 2026
Emil W. Henry Jr.
/s/ Tara S. Innes	Director	April 28, 2026
Tara S. Innes